Exhibit 5
September 8, 2009
Airgas, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to Airgas, Inc., a Delaware company (the “Company”) and its subsidiaries, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-[ ]) (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of senior unsecured debt of the Company (the “Debt Securities”), which may include guarantees (the “Guarantees”) by certain domestic subsidiaries of the Company (the “Guarantors”), to be issued under an indenture dated as of September [ ], 2009, among the Company, the Guarantors and The Bank of New York Mellon, N.A. (the “Trustee”) (such indenture and any subsequent supplemental indenture necessary to issue any Debt Securities and Guarantees is referred to herein as the “Indenture”).
          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the amended and restated Certificate of Incorporation of the Company, the amended and restated By-laws of the Company and comparable documents, as applicable, of the Guarantors; (b) applicable resolutions adopted by the board of directors of the Company and the Guarantors; and (c) the Registration Statement. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
          Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments)

will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and any Guarantees are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and any Guarantees offered thereby and will comply with all applicable laws; (iv) all Debt Securities and any Guarantees will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Debt Security or Guarantee to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security or Guarantee, nor the compliance by the Company and any Guarantor with the terms of such Debt Security or Guarantee, as applicable will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company and any Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company and any Guarantors; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities and any Guarantees, including any supplemental indenture related thereto, offered or issued will have been duly authorized and validly executed and delivered by the Company, any Guarantors and the other parties thereto, we are of opinion that:
     The Debt Securities and any Guarantees to be issued under the Indenture, when (A) the Trustee is qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company and any Guarantors to the Trustee (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the boards of directors of the Company and of any Guarantors, duly constituted and acting committees thereof or any officers of the Company and any Guarantors delegated such authority have taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities and any Guarantees, the terms of the offering thereof and related matters and, (F) such Debt Securities and Guarantees have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement, including any supplemental indenture related thereto, approved by the boards of directors of the Company and of any Guarantors, duly constituted and acting committees thereof or any officers of the Company and any Guarantors delegated such authority, upon payment of the consideration therefor provided for therein, such Debt Securities and any such Guarantees will be validly issued and will constitute valid and binding obligations of the Company and any such Guarantor, enforceable against the Company and any such Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);
          We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware

General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.
          We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities and any Guarantees on behalf of the Company, in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement on Form S-3 relating to the Debt Securities and any Guarantees filed with the Commission pursuant to the Securities Act, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Cravath, Swaine & Moore LLP
Airgas, Inc
     259 North Radnor-Chester Rd.
          Radnor, PA 19087-5283. 20071
Attention of Robert H. Young, Jr.